EXHIBIT 10.40
8TH MODIFICATION TO BUSINESS FINANCING AGREEMENT
This 8th Modification to Business Financing Agreement (this “Amendment”) is entered into as of November 12, 2025, by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), NIAGEN BIOSCIENCE, INC., a Delaware corporation (formerly known as CHROMADEX CORPORATION, a Delaware corporation), CHROMADEX, INC., a California corporation, and CHROMADEX ANALYTICS, INC., a Nevada corporation (individually and collectively, “Borrower”).

RECITALS

A.    Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated November 12, 2019, by and among Borrower, HEALTHSPAN RESEARCH LLC, a Delaware limited liability company (“Released Borrower”) and Lender (as amended prior to the date hereof, and as may be further amended, amended and restated, supplemented, or otherwise modified from time to time, the “Business Financing Agreement”; capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement). Pursuant to that certain Consent Agreement dated January 14, 2021, by and among Borrower, Lender, and Released Borrower, Released Borrower was released by Lender from its Obligations under the Business Financing Agreement and the other Loan Documents. Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents”.
B.    Borrower has requested that Lender extend the Maturity Date and make certain other changes to the Business Financing Agreement, and Lender is willing to do so on the terms and conditions set forth herein.
C.    Now therefore, for good and valuable consideration, the parties hereto hereby agree as follows:
1.    Amendments to Business Financing Agreement. Subject to the satisfaction of the conditions set forth in Section 5 of this Amendment, the Business Financing Agreement is hereby amended as follows:

(a)    Section 2.2(b) is amended and restated in its entirety as follows:
“(b) Revolving Facility Fee. Borrower shall pay the Revolving Facility Fee to Lender promptly on the Eighth Modification Closing Date and each anniversary of the Eighth Modification Closing Date.”
(b)    Section 4.7 is amended by replacing the words “Two Million Five Hundred Thousand Dollars ($2,500,000)” with the words “Twenty Million Dollars ($20,000,000)”.
(c)    Section 4.14(k) is deleted in its entirety.
(d)    Section 4.17(b) is amended and restated in its entirety as follows:
“(b) Cash. Borrower shall maintain at all times on and after the Eighth Modification Closing Date, tested as of each Month End occurring on or after November 30, 2025, unrestricted and unencumbered cash at Lender equal to or greater than (i) so long as such unrestricted and unencumbered cash at Lender is equal to or greater than $10,000,000, the product of (A) fifty percent (50%) multiplied by (B) the difference of (x) the cash and cash equivalents reflected on Borrower’s balance sheet, minus (y) cash maintained in accounts outside of the United States in an amount not to exceed Two Million Dollars ($2,000,000), or (ii) if such unrestricted and unencumbered cash at Lender is less than $10,000,000, then all cash of Borrower shall be held on deposit at Lender, other than cash maintained in accounts outside of the United States in an amount not to exceed Two Million Dollars ($2,000,000).”
(e)    Section 11 is amended by replacing the notice information for each of Borrower and Lender with the notice information contained on the signature pages for each party to this Amendment.
(f)    Section 13.1 is amended by inserting the following defined term in alphabetical order as follows:
““Eighth Modification Closing Date” means November 12, 2025.”

(g)    In Section 13.1, the definition of “Maturity Date” is amended by replacing the words “November 12, 2025” with the words “November 12, 2027”.
(h)    In Section 13.1, the definition of “Revolving Facility Fee” is amended by replacing the words “one half of one percent (0.50%)” with the words “one tenth of one percent (0.10%)”.
(i)    Exhibit A (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit A attached hereto.

2.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

3.    NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Amendment without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Amendment, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

4.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Amendment, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to any subsequent Business Financing Agreement modifications.

5.    CONDITIONS PRECEDENT. The effectiveness of this Amendment is conditioned upon the receipt by Lender of the following:

(a)    the due execution and delivery of this Amendment by each party hereto; and
(b)    the Revolving Facility Fee.
6.    NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

7.    COUNTERSIGNATURE. This Amendment shall become effective only when executed by Lender and Borrower.

Signature Page Follows

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER:
NIAGEN BIOSCIENCE, A DELAWARE CORPORATION

By /s/ Ozan Pamir
Name: Ozan Pamir
Title: Chief Financial Officer

CHROMADEX, INC., A CALIFORNIA CORPORATION

By /s/ Ozan Pamir
Name: Ozan Pamir
Title: Chief Financial Officer

CHROMADEX ANALYTICS, INC., A NEVADA CORPORATION

By /s/ Ozan Pamir
Name: Ozan Pamir
Title: Chief Financial Officer

Address for Notices:
c/o Niagen Bioscience
10900 Wilshire Blvd., Suite 650 Los Angeles, California 90024
Email:**
Attn: Ozan Pamir, Chief Financial Officer

Signature Page to 8th Modification to Business Financing Agreement

LENDER:
WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By /s/ Christian Andrade
Name: Christian Andrade
Title: Vice President

Address for Notices:
Western Alliance Bank
One East Washington Street, Ste 1400 Phoenix, Arizona 85004
Attn: Chris Gordon
Email: ***

Signature Page to 8th Modification to Business Financing Agreement

EXHIBIT A COMPLIANCE CERTIFICATE
TO:    WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)
FROM:    NIAGEN BIOSCIENCE, INC., CHROMADEX, INC., and CHROMADEX ANALYTICS, INC.
(collectively, “Borrower”)
The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement dated as of November 12, 2019 among Borrower and Lender (as amended prior to the date hereof, and as may be further amended, amended and restated, supplemented, or otherwise modified from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending          with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements (consolidated)	Monthly within 30 days	Yes	No
with Compliance Certificate	(quarterly within 45 days if no
advances outstanding)
Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No
Bank statements for outside accounts	Monthly within 15 days	Yes	No
Borrowing Base Certificates, A/R & A/P Agings, sales	Monthly within 15 days (quarterly	Yes	No
or billings journal, cash receipts report, deferred	within 45 days if no advances
revenue report, and inventory report	outstanding) and, when a
Streamline Period is not in
Effect, at the date of each
Advance (other than inventory
reports)
Board approved budget	FYE within 75 days and as	Yes	No
amended/updated
Financial Covenant	Required Actual	Complies
Unrestricted cash at Lender (monthly)	50% of cash on % balance sheet[1]	Yes	No
Streamline Threshold	Required Actual	Complies
Quick Ratio	1.15:1.00 :1.00	Yes	No
1 Subject to maintenance of unrestricted cash of not less than $10MM; otherwise all cash, other than $2MM in foreign accounts.

Exhibit A-1

Comments Regarding Exceptions: See Attached. Sincerely, NIAGEN BIOSCIENCE, INC.	BANK USE ONLY Received by: AUTHORIZED SIGNER Date: Verified: AUTHORIZED SIGNER Date: Compliance Status Yes No
SIGNATURE
TITLE
DATE CHROMADEX, INC.
SIGNATURE
TITLE
DATE CHROMADEX ANALYTICS, INC.
SIGNATURE
TITLE
DATE

Exhibit A-2